Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

As filed with the Securities and Exchange              Registration No. 33-42436
Commission on September 25, 2000

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                   Form SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                                 EnterNet, Inc.
                                 --------------
                 (Name of small business issuer in its charter)


            Nevada                         5499                   87-0650264
            ------                         ----                   ----------
   (State of jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)


          1403 East 900 South Salt Lake City, Utah 84105 (801) 582-9609
--------------------------------------------------------------------------------
(Address,  including  zip code and  telephone  number,  including  area code, of registrant's principal executive offices)

 Ruairidh Campbell, President       With Copy to:  Richard Surber, Esq.
 1403 East 900 South                               268 West 400 South, Suite 300
 Salt Lake City, Utah 84105                        Salt Lake City, Utah 84101
 (801) 582-9609                                    (801) 575-8073
--------------------------------------------------------------------------------
(name, address, including zip code and telephone number, including, area code of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________________________.
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________________________.
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________________________.
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

 Title of each class of         Amount of            Dollar             Proposed           Proposed
    securities to be         securities to be     Amount to be          maximum            maximum
       registered               registered         registered        offering price       aggregate          Amount of
                                                                       per share        offering price    registration fee
      Common Stock          10,000,000 shares       $100,000             $0.01             $100,000             $35.00
=========================  ==================== =================  ================== ==================  ==================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 Preliminary Prospectus dated September 25, 2000
                                 EnterNet, Inc.
                        10,000,000 shares of common stock
                                 $0.01 per share



The Offering:
                                    Per Share       Total
Public Price                        $     0.01      $100,000
Underwriting(1)
   Discounts/Commissions(2)         $     0.00      $   0.00
Proceeds toEnterNet(3)              $     0.01      $100,000

This is a "self-underwritten" offering, with no minimum purchase requirement. This offering is made on a continuous basis until July 31, 2001, when this offering will end.

-------------------------
     (1)We have decided not to use an underwriter for the distribution. See "Plan of Distribution."

     (2) The commissions shown do not include legal, accounting, printing, escrow and related costs incurred in connection with the offering, which will be payable by us. These expected expenses are estimated to total $11,000.

     (3) There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. EnterNet, Inc. is a Nevada corporation which intends to engage in the business of marketing high-quality, low cost vitamins, minerals, nutritional supplements, and other health and fitness related products, to professionals involved in health care issues. We plan to market these products by directing prospective customers to buy from our licensor's Internet web site, which automatically credits sales in our territory to us. We have not yet made a final determination to proceed with our intended business plan and will make that determination only after assessing the feasibility of our business model.

This is the initial public offering of the common stock of EnterNet, Inc., and no public market currently exists for shares of EnterNet, Inc.'s common stock. There can be no assurance given that a market will develop in these shares. The initial public offering price is $0.01 per share of common stock, which is the same price at which the officers, directors, promoters, and affiliates of EnterNet, Inc. have paid for stock since inception.



Investing in our common stock involves a high degree of risk, and the securities offered hereby are highly speculative. See "Risk Factors" beginning on page 4 to read about risks you should carefully consider before purchasing our shares of common stock.

Neither the Securities and Exchange Commission, nor any state securities commission or regulatory agency has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities, nor may offers to buy be accepted until the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of an offer to buy these securities. There can not be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Inside front cover page of prospectus

                                 ENTERNET, INC.
                  Offering of 10,000,000 Shares of common stock

                                   PROSPECTUS
                               September 25, 2000

                                TABLE OF CONTENTS

                                                                            Page
Summary........................................................................2
Summary of Selected Financial Information .....................................3
Risk Factors ..................................................................4
Use of Proceeds ..............................................................11
Determination of Offering Price ..............................................12
Dilution .....................................................................12
Plan of Distribution .........................................................12
Legal Proceedings ............................................................13
Directors, Executive Officers, Promoters
   & Control Persons .........................................................13
Security Ownership of Certain
   Beneficial Owners and Managers ............................................13
Description of Securities ....................................................14
Interest of Named Experts and Counsel ........................................15
Disclosure of Commission Position on
   Indemnification for Securities Act Liabilities ............................15
Description of Business ......................................................15
Management's Discussion and Analysis of
  Financial Condition and Results of Operations ..............................27
Description of Property ......................................................30
Certain Relationships and Related Transactions................................30
Market of Common Equity and
  Related Stockholder Matters ................................................31
Executive Compensation........................................................31
Changes in and Disagreements with Accounts
   or Accounting and Financial Disclosure ....................................32
Financial Statements ........................................................F-1

EnterNet, Inc. intends to become a reporting company and will file all reports and other information as required under the Securities Exchange Act of 1934 with the Securities and Exchange Commission (the "Commission"). The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20439. The Commission maintains a website which you can access at http://www.sec.gov that contains reports, proxy, other information statements and other information regarding all issuers that file electronically. We plan to apply for listing of our common stock on the OTC Bulletin Board ("OTC:BB") and reports and other of our information may be inspected in the future, if we become quoted on the OTC:BB.

We do not anticipate that future annual reports will be voluntarily delivered to our security holders; however, upon request we will provide at no cost to each security holder copies of our future annual report which will include audited financial statements. Also, we will provide, at no cost to each person who has received a prospectus, a copy of any information that is incorporated herein by reference. To request such information, call (801) 582-9609 or write to:

                                Ruairidh Campbell
                                 EnterNet, Inc.
                               1403 East 900 South
                           Salt Lake City, Utah 84105

First page of the prospectus
                                     SUMMARY

The following summary highlights certain information found in more detail elsewhere in this prospectus. As such, before you decide to buy our common stock, in addition to the following summary, you are urged to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed under "Risk Factors." (See "Risk Factors" beginning on page 4).

                                 ENTERNET, INC.

Our Business

EnterNet, Inc. is a corporation formed under the laws of the State of Nevada on March 16, 2000. Our executive offices are located at 1403 East 900 South in Salt Lake City, Utah, 84105 and our telephone number is (801) 582-9609. Our registered statutory office is located at 920 Sierra Vista Drive in Las Vegas, Nevada 89109.

The nutritional health product market is expected to grow as the "baby boomer" population ages and becomes increasingly concerned with preventative health care. We believe that this concern combined with a growing awareness of the benefits of vitamins, minerals and supplements will lead to increased demand for health related products. The increased demand will offer a tremendous opportunity to those involved in the effective sale and distribution of low cost, high quality products. Since the new medium for cost effective sales and distribution is the Internet, we have chosen to evaluate the feasibility of marketing health related products through the Internet.

Our objective is to market high quality, low cost vitamins, minerals and supplements for purchase through the Internet. We recently acquired a license to market VitaMineralHerb.com products to customers in Oklahoma and New Mexico. VitaMineralHerb.com hosts an Internet web site where health related products can be purchased for resale, and the web site automatically credits us with purchases from our customers (the site is accessed by a User ID and password). We have focused on health professionals and those involved in fitness related businesses as our target customers. We have included physicians, alternative health care providers, martial arts studio owners and instructors, sports and fitness trainers, other health and fitness professionals, schools and fund raising programs as the intended market for the VitaMineralHerb.com products. The marketing concept is for us to direct health care professionals to the VitaMineralHerb.com web site to purchase health related products for resale to their clients.

Each sale generated on the VitaMineralHerb.com web site is identified by the location of the particular customer. Sales derived from within Oklahoma and New Mexico are credited to us minus VitaMineralHerb.com's cost to the manufacturer of the health products plus a ten percent commission for handling the transaction. Our revenue will be driven by the number of customers and the type of transactions that originate within our licensed territory. However, before initiating the marketing phase of our business model, we intend to conduct market research into whether we will be able to create enough interest in buying health related products off the Internet for resale to clients to justify the prospective feasibility of this model. Accordingly, we have not yet made a determination as to whether to proceed with our intention of marketing
VitaMineralHerb.com products. A final determination will be made after the completion of the market research phase of our business plan.

EnterNet is in the early stages of development and could certainly fail before implementing our business plan. Our company's prospects for success are controlled by a single individual who has no experience in marketing health related products. We have had no operations to date, have generated no revenue and currently have no employees. We are a "start up" venture that will incur net losses for the foreseeable future. Should we decide to proceed with the marketing of VitaMineralHerb.com products, we may require additional capital beyond that to be raised in this offering.

                                  THE OFFERING

Securities Offered:
                    10,000,000 shares of common stock (See "Description of Securities" beginning on page 14).

Shares of Common Stock Outstanding:

                     Before offering ....................................500,000
                     After offering...................................10,500,000

Use  of Proceeds by EnterNet:

                    We intend to use the net proceeds from this offering for organizational purposes and to determine the feasibility of selling VitaMineralHerb.com products to specific markets. (See "Use of Proceeds" beginning on page 11 and "Description of Business" beginning on page 15.)

Risk Factors:

                    The securities offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the complete loss of their entire investment. (See "Risk Factors" beginning on page 4).

                      SUMMARY OF SELECTED FINANCIAL DATA

STATEMENT OF OPERATIONS DATA:

                                                                June 12, 2000
                                                        (Date of Inception) to
                                                                 June 30, 2000
                                                                 -------------
Revenue

     Net Sales                                                  $            0
     Cost of Sales                                                           0
Gross Profit                                                                 0
Selling, General and Administrative Expense                             (3,009)
Operating Profit (Loss)                                                 (3,009)
Other Income (Expense)                                                       0
Net Profit (Loss)                                                       (3,009)
Net Income                                                      $       (3,009)
                                                                 =============

BALANCE SHEET DATA

                                                                 June 30, 2000
                                                                 -------------

Cash and Cash Equivalents                                       $        1,991
Working Capital (Deficit)                                              (33,009)
Total Assets                                                            36,991
Total Liabilities                                                       35,000
Stockholder Equity                                              $        1,991
Income (Loss) Per Common Share
     Net Income (Loss) per weighted average
     common share outstanding
                                                                         (0.00)
     Weighted average number of shares outstanding                     500,000

                                  RISK FACTORS

You should carefully consider the possibility that your entire investment may be lost. Given this possibility, you are encouraged to evaluate the following risk factors and all other information contained in this prospectus before purchasing the common stock of EnterNet, Inc. EnterNet's common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations, and could result in the complete loss of your investment.

Risks Related to EnterNet's Business

EnterNet Has Generated No Revenues to Date, and There Is Substantial Doubt About Its Ability to Continue As a Going Concern.

All investors should be aware of the risk that our company has generated no revenues to date. It currently faces an extreme shortage of cash, and our auditor's report has stated that "the Company's revenue generating activities are not in place and the Company has incurred a loss. These conditions raise substantial doubt about its ability to continue as a going concern."

EnterNet Has Incurred Losses Since Its Inception on June 12, 2000 and Expects Losses to Continue For the Foreseeable Future.

We are in the extreme early stages of development and could fail before implementing our business plan. We are a "start up" venture that will incur net losses for the foreseeable future. We have only recently acquired our principal asset, which is the license agreement entered into in June, 2000 to distribute VitaMineralHerb.com product. We will incur additional expenses before we become profitable. We are a relatively young company that has no history of earnings or profit. There is no assurance that we will operate profitably in the future or provide a return on investment in the future.

Investors Must Rely on Mr. Campbell's Abilities For All Decisions As EnterNet's Sole Officer and Director. EnterNet Has No Employment Agreement With Mr. Campbell and He Spends Only Part-Time On Its Business. His Leaving May Adversely Affect EnterNet's Ability To Operate.

Mr. Campbell is serving as EnterNet's sole Officer and Director. We will be heavily dependent upon Mr. Campbell's entrepreneurial skills and experience to implement our business plan and may, from time to time, find that his inability to devote full time and attention to our affairs will result in delay(s) in progress towards the implementation of our business plan or in a complete failure to implement our business plan. Moreover, we do not have an employment agreement with Mr. Campbell and as a result, there is no assurance that he will continue to manage our affairs in the future. Further, we have not obtained a "key person" life insurance policy on Mr. Campbell, and to date we have not compensated him for his services. As a result, we could lose the services of Mr. Campbell, or Mr. Campbell could decide to join a competitor or otherwise compete directly or indirectly with us, which could have a significant adverse effect on our business. The services of Mr. Campbell would be difficult to replace. Mr. Campbell will devote only such time to the affairs of the Company as deemed appropriate, which is estimated to be approximately 5 hours per week.

The Company currently has no employees. Management of the Company expects to use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees. The need for employees and their availability will be addressed when we determine the feasibility of our business plan.

Acquisition  of or  Combination  with Another  Company Could Dilute  Stockholder
Value.

There is a risk that, if our business plan to exploit our license to market VitaMineralHerb.com products proves to be unfeasible, the only way we will be able to diversify our activities (given our limited financial resources) would be to enter into a business combination. If we do not succeed in developing the market for VitaMineralHerb.com products, management may spend a significant portion of operational time evaluating other business opportunities that may be available to us. If we enter into a business combination, the ownership interests of holders of existing shares of EnterNet's stock would be diluted.

Any asset acquisition or business combination would likely include issuing a significant amount of EnterNet's common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, EnterNet's stockholders may not have an opportunity to vote on whether to approve it. For example, our Board of Directors may decide to issue a significant amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but our Officers and Directors must exercise their powers in good faith and with a view to the best interests of the corporation.

Acquisition of or Combination with Another Company Could Be Difficult To Integrate and Disrupt Business.

In addition to the risk of diluting current shareholder interests, there is also the risk that any acquisition of or business combination with another company could disrupt our ongoing business, distract management and employees and increase our expenses. Should we acquire a company, we could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for us. Acquisitions also involve the need for integration into existing administrative services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could limit our profitability and decrease the value of our stock. In addition, our liquidity and capital resources may be diminished prior to or as a result of consummation of a business combination and our capital may be further depleted by the operating losses (if any) of the business entity that we may eventually acquire.

EnterNet  May  Enter  Into New  Lines of  Business  Which  Investors  Could  Not
Evaluate.

In connection with the risk that we may need to enter into a business combination in order to preserve the Company's value, there is a risk that the business combination available to us may involve a new line of business that an investor did not anticipate and in which that investor may not want to participate. We may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to our current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of EnterNet's common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace current or existing management. New management may decide not to continue to implement our current business plan, and may decide to enter into a business completely unrelated to the current business plan, which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose its entire investment on a business decision it did not get to evaluate at the time of investing in EnterNet.

Financial Risks

EnterNet May Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors.

Our ultimate success will depend on our ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. We have not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to EnterNet. If not available, our operations would be severely limited, and we would be unable to implement our business plan.

Investment Risks

EnterNet's Common Stock Has No Prior Market, And Prices May Decline After the Offering.

There is no public market for EnterNet's common stock, and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of EnterNet's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for EnterNet's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of EnterNet's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in EnterNet's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of these securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in EnterNet stock.

Investors May Face Significant Restrictions on the Resale of EnterNet Stock Due to State Blue Sky Laws.

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. We do not know whether our stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for EnterNet's stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, EnterNet's securities.

Accordingly, investors should consider the secondary market for EnterNet's securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

Investors May Face Significant Restrictions on the Resale of EnterNet Stock Due To Federal Regulations of Penny Stock.

EnterNet's stock differs from many stocks, in that it is probably a "penny stock." The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because our securities probably constitute "penny stock" within the meaning of the rules, the rules would apply to EnterNet and its securities. The rules may further affect the ability of owners of EnterNet's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

     o control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

     o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Risks  Related  to  EnterNet's   Business  If  EnterNet  Decides  to  Distribute
VitaMineralHerb.com Products

We Still Have Not Determined the Feasibility of Marketing VitaMineralHerb.com Products, Under Our License, and We Might Decide Marketing Them Is Not Feasible.

The first step in our business plan, which we have not yet undertaken, is to perform a market survey to determine the feasibility of exploiting the VitaMineralHerb.com license we have obtained for Oklahoma and New Mexico. We need to conduct this marketing survey to make an educated determination of whether (and how) to go forward with exploiting the VitaMineralHerb.com license. If the marketing survey reveals a low level of interest in VitaMineralHerb.com products, we may decide that going forward in that line of business is not feasible. If exploiting our VitaMineralHerb.com license in Oklahoma and New Mexico is not feasible, we may need to find another line of business to pursue, which may include a business combination (whose risks we describe on page 5 of this Form SB-2/A).

EnterNet May Be Subject to Product Liability Suits Which Could Adversely Affect Its Financial Condition.

Particularly because we plan to sell VitaMineralHerb.com products such as vitamins, minerals, nutritional supplements, and other health and fitness products, we may be subject to product liability claims if any of the products we sell results in injury. We may be subjected to various product liability claims, including, among others, that the products we distribute include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. We rely on third party manufacturers for VitaMineralHerb.com products and product disclosures. We have no product liability insurance coverage. Although our licensor warrants the products and provides indemnification to us for losses, claims, and expenses arising from a breach of the product warranties, any such indemnification is limited by its terms and, as a practical matter, is limited to the creditworthiness of the indemnifying party. In the event that we do not have adequate indemnification, product liability claims could be costly and divert management's attention from business.

Unfavorable Publicity May Curtail the Market for VitaMineralHerb.com Products.

Our Company's current business plan focuses almost entirely on the feasibility of distributing VitaMineralHerb.com products, which are in large part dietary supplements. The dietary supplement market is affected by national media attention regarding the consumption of dietary supplements. Dietary supplement products are highly dependent upon consumers' perceptions of safety and quality. Any negative publicity asserting that these products may be harmful or questioning their efficacy could have a material adverse effect on our business, regardless of whether these reports are scientifically supported or whether the claimed harmful effects would be present at the doses recommended for these products. Because dietary supplements depend to such a degree on consumers' perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of the products we distribute, or any similar products distributed by other companies, and future reports of research that are perceived as less favorable or that question earlier research could have a material adverse effect on our sales and therefore our profitability.

Changes or Interruptions to EnterNet's Arrangements with Its Supplier May Have an Adverse Effect on Its Ability to Operate.

VitaMineralHerb.com, our licensor, depends on a third party supplier for the products they require to meet customer demands. If our licensor defaults under its agreement with this supplier or fails to develop or maintain its relationship with this supplier, we could lose access to this manufacturing source, and our distribution rights would become meaningless. Similarly, any dispute between the supplier and licensor could prevent us from selling or delivering product to our customers.

Changes to or Impairment of Our License Arrangement with VitaMineralHerb.com Could Adversely Affect, Or Entirely Prevent, Our Ability to Operate.

Our principal asset is an intangible asset, namely a license agreement of June 2000 which gives us a right to distribute VitaMineralHerb.com products. There is a risk that this license may become impaired, which could happen if VitaMineralHerb.com refuses to honor the license, or if it gives out a competing license, or if other non-licensed people wrongfully distribute VitaMineralHerb.com products. If this license becomes impaired, it could significantly decrease, or perhaps even cut off, the number of VitaMineralHerb.com products we could sell. This risk could in turn significantly decrease, or perhaps entirely stop, our company's operations, revenues, and income.

Mr. Campbell Has No Experience in EnterNet's Line of Business and May Make Poor Business Decisions Which May Adversely Affect Its Business.

Mr. Campbell has no experience in marketing and retail sale of vitamins and other nutritional supplements, or the sale of products over the Internet. Mr. Campbell is not a doctor, nutritionist, or health professional by trade. As a result, we will likely need to rely on others who understand the sale and marketing of nutritional supplements. Because of lack of experience in this line of business, we may overestimate the marketability of the VitaMineralHerb.com products and may underestimate the costs and difficulties associated with selling and distributing the products. Any such unanticipated costs or difficulties could prevent us from implementing our business plan, thereby limiting our profitability.

EnterNet's Ability to Create a Customer Base and Sales Depends on the Continuing Contribution of Mr. Campbell and Our Ability to Attract and Retain Other Qualified Employees in the Future.

We may be unable to retain Mr. Campbell or attract and retain other highly qualified employees in the future due to the intense competition for qualified personnel among Internet related businesses. If we were to lose the services of Mr. Campbell, we might not be able to establish and increase our customer base and sales. Competition for personnel is intense, and qualified technical personnel are likely to remain a limited resource for the foreseeable future. Locating candidates with the appropriate qualifications, particularly in the desired geographic location, can be costly and difficult. We may not be able to hire the necessary personnel to implement our business plan, or we may need to provide higher compensation to such personnel than we currently anticipate. If we fail to attract and retain sufficient numbers of highly skilled employees, we may be unable to attract customers and initiate sales.

EnterNet Will Compete With Other Internet Retailers and May Not Achieve the Customer Base Necessary to Become or Remain Profitable.

Our future revenues and profits, if any, substantially depend upon the widespread acceptance and use of the Internet as an effective medium of business by target consumers. Consumers may choose not to conduct business over the Internet in sufficient number to establish the customer base necessary to obtain revenues and achieve profitable operations. Even if use of the Internet and electronic commerce continues to increase, the online vitamin market may not develop. We may therefore be unable to successfully market and sell our product, in which case we would not become profitable.

EnterNet Will Compete With Other Vitamin Retailers and May Not Achieve the Customer Base Necessary to Become or Remain Profitable.

The vitamin, mineral and supplement market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. We compete with a variety of other companies, including traditional vitamin retailers, the online retail initiatives of several traditional retailers, and numerous other companies. Many of our potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development. Increased competition may result in reduced operating margins and loss of market share.

EnterNet Must Rely On Its Licensor to Provide Critical Services. Failure of the Licensor to Supply a Service Will Hinder EnterNet's Ability to Do Business.

As part of our license, our licensor (VitaMineralHerb.com) has agreed to provide and maintain (1) a web site through which orders are placed and (2) a payment system for receipt of payments from customers and disbursement of funds to EnterNet and our licensor's supplier. The license obligates VitaMineralHerb.com to keep this web site up to date and effective, as it contains an agreement to "maintain" the web site and to "post current prices for all products." Our future success depends in part, upon our licensor's ability to maintain and expand their web site, transaction-processing systems, ordering fulfillment infrastructure and inventory management systems without systems interruptions in order to accommodate increased traffic and demand. If the licensor fails to maintain and expand these services, we may be unable to conduct our business. If we are unable to conduct our business, we may lose customers and revenues. Our future success will depend, in part, on the licensor's use of leading technologies to provide seamless access to and services through its website. This includes providing adequate electronic commerce security and procedures to control credit card fraud. The licensor's network infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by users, other connected Internet sites, instabilities in the Internet, interconnecting networks and various telephone networks. Computer viruses, electronic break-ins or problems caused by third parties could lead to interruptions, delays or cessation in service to EnterNet. If the licensor does not maintain an up-to-date, effective website, we may not be effective in its online sales.

Government Regulation of Products Could Adversely Affect Viability of Diet Supplements.

In the United States, extensive federal government regulations may restrict the way we sell VitaMineralHerb.com products, resulting in restrictions on the products and content we offer our customers and significant additional expenses. Also, numerous U. S. governmental agencies may regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of VitaMineralHerb.com products. The primary regulatory agency in the United States for these products is the Food and Drug Administration (FDA). The laws, regulations and enforcement policies governing dietary supplement products are relatively new and still evolving and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our selling methods or the selling and marketing efforts of VitaMineralHerb.com. In general, the dietary supplement industry has adopted more aggressive interpretations of these laws than have the relevant regulatory agencies.

Next, U.S. federal, state and local government regulations may restrict the products we distribute. The U.S. FDA regulates vitamin, supplements and other health care products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder. These products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Additionally, the U.S. Federal Trade Commission regulates advertising and other forms of promotion and methods of marketing of these products under the Federal Trade Commission Act. Also, various state and local agencies may also regulate the manufacture, labeling and advertising of these products.

We  cannot  be  certain  that our  attempts,  or those of our  licensor  and its suppliers, to comply with laws and regulations in this area are or will be deemed sufficient by the appropriate regulatory agencies. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of
VitaMineralHerb.com products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price. Our efforts to comply with existing laws and regulations may be costly and may force us to change our selling strategy, which may not be successful. We cannot promise that we will be able to comply with any existing or future laws, regulations, interpretations or applications without incurring significant costs or adjusting our business plan.

Use Caution Regarding Forward Looking Statements

You should not rely on forward-looking statements in this prospectus, because such forward-looking statements involve risks and uncertainties. We use the words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by EnterNet described in "Risk Factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS

The gross proceeds to EnterNet from the sale of the $10,000,000 shares of common stock offered hereby at an assumed initial public offering price of $0.01 per share are estimated to be $100,000.

We expect to use the net proceeds from this offering in the following order of priority (since there is no minimum investment, funds will be immediately available and applied in the following order):

         Costs of making this offering:              $11,000
         Marketing survey:                           $ 5,000
         Establishing office:                        $10,000
         Developing marketing campaign:              $ 5,000
         Hiring salesperson:                         $30,000
         Repaying loan to buy license:               $35,000

We continually evaluate other business opportunities that may be available to us, whether in the form of assets acquisitions, business combinations or diversifying into new lines of business. We may use a portion of the proceeds for these purposes. Aside from the license agreement with VitaMineralHerb.com, Inc. and a promissory note entered into with a major shareholder, we are not otherwise a party to any contracts, letters of intent, commitments or agreements and are not currently engaged in active negotiations with respect to any acquisitions (See "Description of Business" and "Certain Relationships and Related Transactions").

The foregoing represents our present intentions and best estimate with respect to the allocations of the proceeds of this offering based upon our present plans and business conditions. However, no assurances can be given that unforeseen events or changed business or industry conditions will not result in the application of the proceeds of this offering in a manner other than as described herein. Consequently, future events, including changes in our business plans, research and development results and economic, competitive or industry conditions, may make shifts in the allocation of funds necessary or desirable.

                         DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of EnterNet. The offering price bears no relationship to the book value, assets or earnings of EnterNet or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DILUTION

EnterNet, Inc. is selling its common stock in this proposed offering at one cent ($0.01) per share, which is the same price at which all other shares of its common stock have been purchased to date, including those shares purchased by officers, directors, promoters, and affiliated persons.

                              PLAN OF DISTRIBUTION

We will sell a maximum of 10,000,000 shares of EnterNet's common stock to the public on a "self- underwritten" basis, meaning we will sell shares through our officer and director, Ruairidh Campbell, without an underwriter. Mr. Campbell will wait until this prospectus clears comments by the SEC, and then he will begin to offer EnterNet's common stock only to potential buyers who qualify under the relevant exemptions provided by state "blue sky" law, and only to those persons who have first received a copy of this prospectus. After delivery of the prospectus, Mr. Campbell will accept subscriptions and payments for stock to be issued in this offering. Payments will be deposited into the Company's account.

There can be no assurance that any of these shares will be sold. This is not an underwritten offering. Moreover, we can provide no assurances that we will be able to remain current with all of our public reporting obligations under current SEC laws. The gross proceeds to us will be $100,000 if all the shares offered are sold; no commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares. Funds raised from this offering will be applied first to pay the costs of this offering (estimated to be approximately $11,000), and after those costs are paid the remainder of the funds raised from this offering will be used in accordance with the "Use of Proceeds" section detailed in this prospectus. We intend to apply to have our shares traded on the OTC Bulletin Board under the symbol "ENTN" within 10 business days after the following conditions have been met: (1) the SEC has informed us that they have no more comments on our Registration Statement (Form SB-2/A), and (2) we have issued at least 1,000,000 shares under the offering covered by this prospectus.

There is no minimum purchase requirement for this offering, and in conjunction with this no-minimum requirement, any funds received in this offering will be immediately available to the Company for its use, and no funds will be placed in an escrow or trust account.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker- dealer from engaging in any market making activities with regard to a company's securities. Under Section 242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

The shares of common stock represented by the offering are being registered pursuant to Section 12 of the Securities Exchange Act of 1934 and Section 5 of the Securities Act of 1933, for which an exemption from registration as provided in Section 3 and Section 4 is not available.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, the Officer and Director knows of no legal proceedings against us or our property contemplated by any person, entity or governmental authority.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of the sole Director and Executive Officer of EnterNet:

         Name                       Age              Position
         ----                       ---              --------
         Ruairidh Campbell           37              President, Secretary,
                                                     Treasurer, Director

On March 15,  2000,  Mr.  Campbell  was  elected as an Officer  and  Director of
EnterNet. He will serve until the first annual meeting of EnterNet's shareholders and his successors are elected and qualified. Thereafter, Directors will be elected for one-year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement.

Mr. Campbell graduated from the University of Texas at Austin with a Bachelor of Arts in History and then from the University of Utah College of Law with a Juris Doctorate with an emphasis in corporate law, including securities and taxation. Over the past five years he has been an Officer and Director of several public companies that include: NovaMed, Inc., a manufacturer of medical devices
(president and Director from 1995 to present), Bren-Mar Minerals, Ltd., a Canadian mineral resource development company (president and Director 1995 to present), and Allied Resources Inc., a Canadian based oil and gas development company (president and Director 1998 to present). Mr. Campbell is also the President and a Director of Aswan Investments, Inc., Cairo Acquisitions, Inc. and Alexandria Holdings, Inc., three shell companies that are fully reporting with the SEC.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2000, EnterNet's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by EnterNet to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                                                        Nature of         Amount of        Percent
     Title of Class        Name and Address             Ownership         Ownership        Of Class
     --------------        ----------------             ---------         ---------        --------
     Common                Ruairidh Campbell            President,        250,000          50.00%
     Stock                 3310 Werner Avenue           Secretary,
     ($0.01 par            Austin, Texas 77822          Treasurer, and
     value)                                             Director


     Common                Wolf Fiedler                 50% Beneficial    250,000          50.00%
     Stock                 938 Howe Street, Suite 713   Holder
     ($0.01 par            Vancouver, British
     value)                Columbia, Canada V6Z lN9

                           All Executive Officers                         250,000          50.00%
                           and Directors as a Group
                           (1 Individual)

                            DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by EnterNet's Articles of Incorporation and Bylaws, and by the applicable provisions of Nevada law.

The  authorized  capital  stock  of  EnterNet  consists  of  50,000,000  shares:
45,000,000 shares of common stock having a par value of $0.01 per share, of which 500,000 are issued and outstanding, and 5,000,000 shares of Preferred Stock having a par value of $0.01 per share, of which no shares are issued and outstanding. Shareholders do not have any preemptive or subscription rights to purchase shares in any future issuance of EnterNet's common stock. There are no options, warrants or other instruments convertible into shares outstanding.

The holders of shares of common stock of EnterNet do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of EnterNet's Directors. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted for by security holders.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of our business holders are entitled to receive, ratably, the net assets of EnterNet available to shareholders after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of EnterNet's common stock are issued, the relative interests of existing shareholders may be diluted.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2/A was hired on a contingent basis or will receive a direct or indirect interest in the Company.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for EnterNet by Richard Surber, Esq.

Experts

The financial statements of the Company as of June 30, 2000 included in this prospectus have been audited by Tanner + Co., Certified Public Accountants, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

EnterNet's Articles of Incorporation provide that it will indemnify its Officers and Directors to the full extent permitted by Nevada state law. EnterNet's Bylaws provide that it will indemnify and hold harmless each person who was, or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a Director or Officer of EnterNet or is or was serving at the request of EnterNet as a Director, Officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by, such Director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

General

EnterNet was incorporated under the laws of the State of Nevada on March 16, 2000 and is in the very early developmental stage. To date, our only activities have been organizational, directed at acquiring our principal asset (a license agreement), raising capital and developing a business plan.

We have not commenced commercial operations, and we are still in the process of determining the feasibility of selling VitaMineralHerb.com products under our license agreement. If our market survey, which we plan to conduct in the 1st quarter of 2001, reveals that marketing under this license is unfeasible, we may decide not to sell VitaMineralHerb.com products. We have no full time employees and own no real estate.

The License

On June 22, 2000, we entered into a license agreement with VitaMineralHerb.com., Inc. The license agreement grants us the exclusive right to distribute VitaMineralHerb.com. products to health and fitness professionals in New Mexico and Oklahoma via the Internet. The license agreement allows us to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for resale to their clients. The license agreement grants us the right to market VitaMineralHerb.com products for a three-year period. The license will automatically renew at the end of each three-year period unless either the licensor or licensee provides written notice of termination 90 days before the end of the term. The licence may also be terminated by either party in the event of a material breach of the license. Notice of breach provides 14 days for the breaching party to cure the default; otherwise the license automatically terminates.

Under the terms of the license agreement VitaMineralHerb.com warrants that all products purchased on the VitaMineralHerb.com web site will be fit for the purpose for which it was produced, labeled and manufactured by the supplier in full compliance with local, state and federal regulations. Orders received requesting the manufacture of product according to custom specifications are warranted to be in accordance with those specifications. Further, VitaMineralHerb.com. has agreed to indemnify and hold harmless, us as the licensee, our customers, directors and officers from any loss, claim or expense incurred as the result of its breech of the warranties detailed in the licence.

As a licensee of VitaMineralHerb.com, we have no need to develop products, store inventory, build and maintain a website, establish banking liaisons, and develop a fulfilment system, thereby enabling us to focus strictly on marketing and sales. We plan to target health and fitness professionals in New Mexico and Oklahoma who wish to offer health and fitness products to their customers.

We (and our customers) will have access to all products offered on the VitaMineralHerb.com website, as well as the ability to order custom-formulated and custom-labeled products. When a fitness or health professional becomes a client, a salesperson will show the client how to access the VitaMineralHerb.com website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the VitaMineralHerb.com. website, paying for the purchase with a credit card, electronic check ("e-check"), or debit card. All products are shipped by the manufacturer directly to the professional or its clients. VitaMineralHerb.com maintains and oversees the payment system from customers and then disburses funds to us, reflecting our profit from any sale.

VitaMineralHerb.com sets the price for products based on the manufacturer's price, plus a markup which provides a 10% commission to VitaMineralHerb.com and a profit to us. For example, when a customer places an order, VitaMineralHerb.com takes 10% of the sales price as their commission, then the remaining funds are first used to pay the manufacturer the amount owed for the product purchased and then we receive the remaining difference between the 10% commission and the manufacturer's cost. Although the profit to us will vary according to the specific product purchased, an average profit margin of 20% is a reliable indicator of our prospective profit margin going forward.

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The website is  maintained  by  VitaMineralHerb.com,  and each  licensee pays an annual website  maintenance fee of $500. All financial  transactions are handled
by   VitaMineralHerb.com's   Internet  clearing  bank.  The  VitaMineralHerb.com
webmaster is designed to download e-mail orders several times a day, check with clearing bank for payment and then submit the product order and electronic payment to Ives Formulation Co. VitaMineralHerb.com then forwards the money due EnterNet via electronic funds transfer. VitaMineralHerb.com's software tracks all sales through the customer's identification number, and at month end, e-mails to us and the customer a detailed report including sales commissions. VitaMineralHerb.com has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick VitaMineralHerb.com first. Sales originating from the website to customers located in New Mexico and Oklahoma will automatically be assigned to EnterNet.

We are aware that VitaMineralHerb.com has granted marketing rights for its products in the Canadian province of British Columbia to BentleyCapitalCorp.com, Inc.. However, we do not know to what extent BentleyCapitalCorp.com has marketed the VitaMineralHerb.com products and do not believe that marketing activities conducted by another licensor of the VitaMineralHerb.com products will negatively impact our prospective business under our license agreement. We have no intention of seeking the right to market the VitaMineralHerb.com products in any territory other than that currently under license.

Background on the Manufacturer and Licensor

VitaMineralHerb.com was incorporated as a Nevada corporation on April 2, 1999 for the purpose of creating a virtual store that would provide customers the convenience of purchasing health conscious products from any location for direct shipment to a home or business through the Internet. It is a private company, and is not registered with the SEC. VitaMineralHerb.com's business is to market high quality low cost vitamins, herbs and health supplements to health and fitness professionals that are then resold to their clients. VitaMineralHerb.com does not sell to the general public. VitaMineralHerb.com is a relatively young company and has just begun developing its vitamin marketing and distributorship business. It currently offers 61 products for sale on its web site, including kava kava, St. John's Wort, Saw Palmetto, Gingko Biloba, Echinacea, Siberian Ginseng, Chromium Picolinate, Glucosamine Chondroitin, and Vitamin C, as well as many others.

On June 9, 1999, VitaMineralHerb.com entered into a manufacturing agreement with International Formulation and Manufacturing Inc., a nutraceuticals manufacturing firm located in San Diego, California. International Formulation and Manufacturing Inc. was recently acquired by Ives Formulation Co. On June 22, 2000, VitaMineralHerb.com entered into a new manufacturing agreement with Ives Formulation Co. that incorporated the same terms and provisions of the June 9, 1999 agreement with International Formulation and Manufacturing Inc. Ives Formulation is a wholly-owned subsidiary of Ives Health Company, a public company traded on the OTC:BB under the symbol "IVEH." Ives Formulation has been a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations. Ives Formulation does no retail marketing. In addition to a line of standard products, Ives Formulation is able to manufacture custom blended products and also has the capability to supply privately labeled products for our customers at a minimal added cost.

VitaMineralHerb.com's web site is currently operational, but is not yet complete. VitaMineralHerb.com is finalizing the product list and the automated ordering function, however manual ordering via e-mail is currently available. VitaMineralHerb.com has established a banking liaison and is in the process of setting up the Internet processing facility through this bank. These items should be completed by November 1, 2000. VitaMineralHerb.com management has informed us that it has, to date, recognized no revenues from the sale of its products on its web site.

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Implementation of Business Plan: Milestones

The implementation of our business plan involves an initial determination of the feasibility of selling VitaMineralHerb.com products to certain targeted health professionals within territories designated by our license agreement. Once we have determined that our business plan is feasible, we intend to establish an office, from which a list of prospective clients will be generated from contacts identified in the marketing survey. Marketing materials (a printed circular)
will then be produced as part of a low-cost advertising campaign that will detail the health products available on the VitaMineralHerb.com web site, provide ordering instructions and describe the advantages of purchasing health products for resale through the Internet. A sales person will then be hired to solicit and respond to prospective purchasers of the VitaMineralHerb.com products. The sales person's activities will be integrated into our mailing of circulars to our list of prospects. The circular will be followed up by a telephone call initiated by the sales person, who will direct prospective purchasers to the VitaMineralHerb.com web site and interest them in selling to their clients high quality, low cost, vitamins, minerals, nutritional supplements and other health and fitness products. Health professionals will then order VitaMineralHerb.com products on the Internet using a customer identification that will credit any purchases to our business. Profits realized from the Internet purchases of VitaMineralHerb.com products will then form the basis of our revenue. Implementation of our business plan will be accomplished by satisfying the following objective milestones:

Milestone 1- Conduct Market Survey. The first step in determining the feasibility of selling VitaMineralHerb.com products on the Internet to health professionals requires that we conduct research to identify and contact prospective customers and introduce them to the concept of purchasing low cost, high quality health products on the Internet for resale to clients. The concept introduction will include a survey to determine product preferences and potential purchasing patterns. Once prospective customers are identified, we will contact by telephone 500 to 1,000 of them in New Mexico and Oklahoma to gauge their interest in our marketing concept and get their responses to our survey. We expect that this first step in determining the feasibility of our business plan will begin in the 1st quarter (January) of 2001, and will involve three months of active research and initial contact with potential customers. The cost to achieve this milestone of our business plan is anticipated to be $5,000 -$10,000, which cost will be borne out of the proceeds of this offering.

Milestone 2- Establish Office. Once a decision has been made to proceed with our business plan, we intend to establish a formal office from which to solicit prospective customers and direct salespeople in the field. We will initially use this office to produce sales and information materials to be used in our marketing campaign and as a storage space for sample inventory that can be used by salespeople in the marketing process. The establishment of an office will involve identifying appropriate office space, purchasing office equipment and connecting our business to a toll free telephone service. We expect this process to begin in the 2nd quarter (April) of 2001, and we expect it to take up to eight weeks. The expense of office rental and the purchase of equipment and inventory samples is estimated at a total of between $10,000 and $15,000 for the 2nd through 4th quarters of 2001. The cost of establishing an office will be borne out of the proceeds of this offering.

Milestone 3- Develop Marketing Campaign. The establishment of a formal office will coincide with the production of marketing materials during the 2nd quarter of 2001. We expect the marketing materials to detail information related to the products available for purchase on the VitaMineralHerb.com web site, how to visit the VitaMineralHerb.com web site address, the advantages of buying health products through the Internet for resale to clients and the process by which each customer can purchase the VitaMineralHerb.com products. We will also start to place small advertisements in local papers directing potential purchasers of health care product for resale to our toll free phone number.

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The  extent  to which  direct  advertising  can be  implemented  will  depend on resources.  We expect our  development of a marketing  campaign to take eight to
ten  weeks,   including  the  printing  of  written   materials,   and  to  cost
approximately $5,000. The development of a marketing campaign, the production of marketing materials and direct advertising will be borne out of the proceeds of this offering.

Milestone 4- Hire Salesperson. Once we have the sales materials ready for distribution to prospects identified as part of the initial market survey, we will be ready to engage a salesperson. We expect to hire one salesperson during the first year of marketing VitaMineralHerb.com products, at an estimated cost of $5,000 per month, plus a 10% commission of the net income from sales. The hiring process is expected to take between four and eight weeks. Based on the current time frames made part of these objective milestones, we do not expect to hire a salesperson before the 3rd quarter (July) of 2001, and estimate the salesperson's salary for the last 6 months of 2001 to reach $30,000. The costs associated with hiring a salesperson will be borne out of the proceeds of this offering.

Milestone 5- Initiate Marketing Campaign. We expect to start a formal marketing campaign by the 3rd quarter (July) of 2001. The salesperson will be responsible for mailing our marketing materials to prospective customers identified in the initial market survey, and for making telephone follow ups on the mailed marketing materials. The salesperson will also be responsible for making appointments for on-location marketing and instruction for prospective customers. We will continue to place small advertisements in local papers, responses to which will be directed to our salesperson for personal contact. We expect the initial phase of this marketing campaign to take approximately three months. We do not estimate that there will be additional costs, other than the costs described in milestones 1-4 above, involved in reaching this milestone.

Milestone 6- Achieve Revenues. We cannot quantify with any certainty at what point our marketing efforts will result in actual sales on the VitaMineralHerb.com web site, resulting in revenues to us. We do not expect to begin receiving revenues until our salesperson successfully markets the VitaMineralHerb.com products to potential customers. Customers must then purchase product through the VitaMineralHerb.com web site in order for us to receive revenues. We hope that customers will begin placing orders within days of receiving a phone call from our salesperson, but it may take several months with numerous follow-up conversations after the initial contact before customers purchase from the VitaMineralHerb.com web site. Since we do not anticipate hiring a salesperson until July of 2001, we do not expect to realize any revenues before that time. Indeed, a more realistic expectation for realizing our first revenues will be the start of the 4th quarter (October) of 2001. Our business plan is therefore designed around the assumption that the proceeds of this offering will enable us to start up our business for the 2001 calendar year.

As discussed more fully in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section, we believe that the expenses of implementing our business plan may exceed the proceeds of this offering, and we may have to obtain additional financing through a subsequent offering or through capital contributions from current shareholders. The determination of whether additional funding will be required can only be assessed in view of whether this offering is fully subscribed, the time frames involved in realizing the milestones made part of this business plan, and the time period in which we must operate without revenues sufficient to fund operations. Should we require additional funding, no commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funding will be available on terms acceptable to us or at all.




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Industry Background

Growth of the Internet and Electronic Commerce

The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, a leading online source for Internet demographics and trends, there were approximately 359.8 million Internet users, worldwide, as of July 2000-157 million of whom are located in Canada and the United States. According to research by Forrester Research, reported by NUA Internet Surveys on April 21, 2000, global e-commerce will be worth USD6.9 trillion by 2004, and online buyers in North America will account for just over half of this total, or USD3.5 trillion. Another study by Gartner Group, reported by NUA Internet Surveys on June 30, 2000, estimates that online B2C [business to consumer] sales in the US this year are up 75 percent on 1999 and are expected to surpass USD29.3 billion. Total revenues in this sector last year were USD 16.8 billion, an increase of 157 percent over 1998. Online sales represented less than 1 percent of total retail activity in the US last year, but Gartner Group predicts this will rise to 5 to 7 percent by 2004. We believe that this dramatic growth presents significant opportunities for online retailers.

The Vitamin, Supplement, Mineral and Alternative Health Products Market

In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. This segment is sometimes referred to as the VSM (vitamin, supplements, and minerals) market, or the nutraceuticals market. According to Jupiter Communications, as reported by NUA Internet Surveys on May 26, 1999, the nutraceutical market is expected to be worth USD434 million by 2003, up from a mere USD1 million in 1998. Jupiter Communications estimated that the online consumer healthcare market will be worth USD 1.7 billion by 2003, accounting for less than one percent of its estimated total 205.2 billion combined (online and offline) consumer healthcare market by 2003. A more recent report by Jupiter Communications, reported by NUA Internet Surveys on February 2, 2000, estimates that in 2004 the nutraceuticals sector will represent 17 percent, or USD1.7 billion, of the online health sales market. We believe that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care and favorable consumer attitudes toward alternative health products.

Competition

The vitamin, supplement, and mineral ("VSM") market is highly fragmented and competitive. In addition, the online commerce market in which we operate is new, rapidly evolving and highly competitive. We expect competition to intensify in the future because current and new competitors can launch web sites at a relatively low cost.

Our competitors operate in one or more distribution channels, including retail stores, direct selling, catalog operations or online commerce. We compete with a variety of companies, including health/natural specialty retailers, drugstores, supermarkets and grocery stores, and mass merchant retailers. We discuss each briefly below:

         - Health/natural specialty retailers. This category is highly fragmented and includes local, regional and national chains, as well as catalog marketers and online retailers. The largest participant in this sector is General Nutritional Centers, which has a nationwide presence and recently launched a web site. Another large competitor is NBTY, which sells exclusively private-label products through its

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         Puritan's Pride and Nutrition  Headquarters mail order catalogs and its
         Vitamin World retail stores. NBTY also sells through separate Vitamin World and Puritan's Pride web sites. In addition, Rexall Sundown, a large VSM manufacturer, sells directly to consumers through both catalog and direct mail operations. Competitors focusing exclusively on online operations include www.MotherNature.com, www.GreenTree.com, and www.VitaminShoppe.com.

         - Drugstores. This category is dominated by national chains, such as Walgreen's, CVS and RiteAid. Most national chains have a limited online presence, if any. Others have recently acquired an online presence, as CVS did when it acquired www.soma.com and RiteAid did when it invested in www.drugstore.com. Recent online entrants include www.drugstore.com and www.planetRx.com. This category currently offers a moderate selection of VSM products, focusing instead on prescriptions and over-the-counter products.

         - Supermarkets and grocery stores. This category includes traditional supermarkets (such as Safeway and Kroger) and natural food markets (such as Whole Foods and Wild Oats), some of which have entered the online market with a limited offering of VSM products. Online grocery stores (such as www.Peapod.com and www.netgrocer.com) also compete against us. This category generally offers a limited selection of VSM products and infrequent discounts.

         - Mass merchant retailers. This category is dominated by companies such as Wal-Mart, Kmart and Target, which have extensive retail locations but limited online presence. These chains offer attractive pricing on VSM products but have limited selection at retail stores and offer little product information.

Our competitive position in this industry is that of a small, unproven newcomer. Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our competitors may develop products or services that are equal or superior to our solutions, and many achieve greater market acceptance than we do. In addition, larger, well-established and well-financed entities may acquire, invest in or form joint ventures with online competitors or suppliers as the use of the Internet increases.

In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well established and well financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than EnterNet. Increased competition may result in reduced operating margins and loss of market share.

We believe that the principal competitive factors in our market are:

        o         ability to attract and retain customers;
        o         breadth of product selection;
        o         product pricing;
        o         ability to customize products and labeling;
        o         and quality and responsiveness of customer service.

We  believe  that we can  compete  favorably  on these  factors  because  of our decision to target health professionals such as medical professionals, alternative health professionals, martial arts instructors, and others. We have identified these professionals as "trusted intermediaries" whom people frequently consult on decisions of whether, and which brand, to buy.

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We believe  that  gaining the approval of these  "trusted  intermediaries"  will bring with it the trust of their clients, and a stream of purchasers to follow, thus enabling us to attract and retain customers, customize our products and labeling for each "trusted intermediary" and provide superior, responsive customer service. We also believe that our selection of a salesperson to contact these "trusted intermediary" health professionals provides an additional level of customer service, since both the health professional and their clients will be able to contact our salesperson with questions directly, rather than relying only on the comparatively impersonal internet web site alone, thus allowing us to "personalize" our internet distribution with human personnel. However, we will have no control over how successful our competitors are in addressing these factors. In addition, with little difficulty, our online competitors can duplicate many of the products or services offered on the VitaMineralHerb.com web site.

Moreover, we think that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

     o Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation.

     o Limited Product Assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

     o Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attracted to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

As a result of the foregoing limitations, we feel there is significant demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience. We hope to attract and retain consumers through the following key attributes of our business:

     o Low Product Prices. Product prices can be kept low due to volume purchases through our affiliation with VitaMineralHerb.com and other licensees. Product prices will be kept lower because we will not need inventory and warehouse space. All products are shipped directly from Ives Laboratories, Inc.'s inventory.

     o Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

     o Access to Personalized Programs. Health or fitness professionals can tailor vitamin and dietary supplement regimes to their clients.

Regulatory Environment

The manufacturing, processing, formulating, packaging, labeling and advertising of the products we distribute are or may be subject to regulation by one or more
U. S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the
Environmental Protection Agency. These activities also may be regulated by various agencies of the states and counties in which consumers reside.

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The Food and Drug  Administration,  in  particular,  regulates the  formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the-counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake
enforcement   actions  against   companies   marketing   unapproved   drugs,  or
"adulterated" or "misbranded" products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a company's products; seizure of products; adverse publicity; and "voluntary" recalls and labeling changes.

Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be "misbranded." A product may be deemed an unapproved drug and "misbranded" if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a company's website may constitute "labeling" for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration preapproval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

The Food and Drug Administration has indicated that claims or statements made on a company's website about dietary supplements may constitute "labeling" and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that
"statements of nutritional support," also referred to as "structure/function claims," may be used in dietary supplement labeling without Food and Drug Administration preapproval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease.

A company making a "statement of nutritional support" must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on VitaMineralHerb.com's site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of VitaMineralHerb.com's suppliers may incorporate objectionable statements directly in their product names or on their products' labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, VitaMineralHerb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with our marketing of products and could cause us to incur significant additional expenses.

In addition, the Dietary Supplement Health and Education Act allows the dissemination of "third party literature" in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, "third party literature" may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and we cannot provide an assurance to you that all pieces of "third party literature" that may be disseminated in connection with the products we offer for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a "misbranded" product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from VitaMineralHerb.com's website or the modification of our selling methods, thus interfering with our continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administration's regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for "third party literature" as applied to Internet sales.

In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits "unfair or deceptive" advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media.

The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, "Operation Cure-All," targeting allegedly false health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

We cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, we can make no assurance that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, we can make no assurance that, under existing laws and regulations (or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted) we are or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting our business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to our business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

Regulation of the Internet

In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in our sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and as a result, adversely affect our opportunity to derive financial benefit from such activities.

Employees

We are a development stage company and currently have no employees. We are currently managed by Ruairidh Campbell, the sole officer and director. We look to Mr. Campbell for his entrepreneurial skills and talents. For a complete discussion of Mr. Campbell's experience, please see "Directors and Executive 0fficers." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future.

Management plans to use independent consultants and attorneys, rather than in-house counsel, to prepare the reports necessary to keep the Company current in its Exchange Act reporting. Management further plans to use independent accountants, rather than hire an in- house accountant, to prepare its financial statements for inclusion in its Exchange Act reports, as well as for dealing with the accounting to keep this start-up company running. Management's criteria for choosing such independent consultants, attorneys, and accountants will include the following guidelines: they should have at least 5 years of experience in law practice, consulting, or accounting, and should have previous experience preparing reports and financial statements for small public companies. Management currently anticipates that such outside advisors will be hired for approximately one year, though extensions may be necessary if the Company's operations cannot justify hiring full-time, in-house staff for these functions. We may hire marketing employees based on the projected size of the market and expect to base the compensation on what is necessary to hire and retain qualified sales employees. We presently do not have personal benefits, pension, health, annuity, insurance, stock options, profit sharing or any similar benefit plan; however, we may adopt such plans in the future. A portion of any employee compensation may include the right to acquire stock in EnterNet, which would naturally dilute the ownership interest of holders of existing shares of our common stock.

Available Information and Reports to Securities Holders

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2/A with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to EnterNet and its common stock, see the registration statement and the exhibits and schedules thereto. Any document EnterNet files may be read and copied at the SEC's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. EnterNet's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

Board of Directors Committees

The board of directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of an audit committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, we will be required to establish an audit committee.

The board of directors has not yet established a compensation committee. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no Director receives any compensation for services rendered as a Director. It is likely that we will adopt a provision for compensating Directors in the future.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Also, due to our limited operating history, the financial information presented is for the period June 12, 2000 (date of inception) to June 30, 2000. Our fiscal year end is December 31.

Plan of Operation

General

Our business plan for the next twelve months involves 6 milestones, which are detailed further in our "Description of Business" section, above. We plan to achieve these milestones during the following quarters of the year 2001: (1) conducting market surveys to determine the feasibility of operating under the VitaMineralHerb.com license we have purchased (1st quarter of 2001); (2) establishing an office (2nd quarter of 2001); (3) developing a marketing campaign (2nd quarter of 2001); (4) hiring a salesperson (3rd quarter of 2001);
(5) initiating marketing campaign (3rd quarter of 2001); and (6) achieving revenues (4th quarter of 2001).

Expected Cash Requirements

As of June 30, 2000, we had $1,991 cash on hand. We do not believe this amount will satisfy our cash requirements to further our business plan. As further detailed in our "Description of Business" section, above, we believe that we will need approximately $100,000 cash to fund our company's operations during the 2001 calendar year. These requirements over the 2001 calendar year are estimated as follows:

         Costs of making this offering:              $11,000
         Marketing survey:                           $ 5,000 - $10,000
         Establishing office:                        $10,000 - $15,000
         Developing marketing campaign:              $ 5,000
         Hiring salesperson:                         $30,000
         Repaying loan to buy license:               $35,000

We expect to incur approximately $16,000 to $21,000 of the above-stated costs in the 1st quarter of 2001. If the marketing surveys suggest that our business plan is feasible, we will then plan to incur approximately $15,000 to $20,000 of the above costs in the 2nd quarter; approximately $50,000 of the above costs in the 3rd quarter, and approximately $15,000 of the above costs in the 4th quarter of 2001.

Expected Research & Development

We expect to conduct significant market research in the form of a market survey during the 1st quarter of 2001; if that research supports a finding that our business plan (and our license to market VitaMineralHerb.com products) is feasible, we will further plan to engage in significant development in order to establish our office and develop our marketing campaign during the 2nd quarter of 2001. We do not plan to develop any products on our own.

Expected Purchase or Sale of Plant and Equipment

If our market survey shows that marketing VitaMineralHerb.com products under their license to us is feasible, we expect to lease office space and purchase some minor office equipment (less than $15,000 during the year 2001) during the 2nd quarter of 2001.

Expected Changes in Number of Employees

If our market survey shows that marketing VitaMineralHerb.com products under their license to us is feasible, we expect to hire one salesperson in the 3rd quarter of 2001, which would increase our employees from 0 to 1.

Results of Operations

During the period from June 12, 2000 (date of inception) through June 30, 2000, we have engaged in no significant operations other than organizational activities, acquisition of the rights to market VitaMineralHerb.com products and preparation for registration of our securities under the Securities Act of 1933, as amended. No revenues were received by EnterNet during this period.

For the current fiscal year, we anticipate incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing our business plan. We anticipate completing our market survey, feasibility study, organizational and implementation phases by the 3rd quarter of 2001, and that we will not generate revenues during this time. If we determine that exploiting the VitaMineralHerb.com license is feasible, we anticipate hiring a salesperson in the 3rd quarter of 2001, and expect to begin generating revenues during the 4th quarter of 2001. However, we may continue to operate at a loss even after generating some revenue, depending on how our business performs, as well as the other risk factors described in the "Risk Factors" section of this prospectus.

Our  business   plan  is  to  determine   the   feasibility   of  marketing  the
VitaMineralHerb.com products in various markets, and, if the products prove to be in demand, begin marketing and selling VitaMineralHerb.com products.

Profits

For the period ending June 30, 2000, we recorded an operating loss of $3,009. This lack of profitability is largely attributable to expenses of $3,009 associated with a start up venture. We did not generate any revenues during this period. We expect to continue to operate at a loss through fiscal 2001. Further, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Expenditures

We expended no amounts on capital expenditures for the period ending June 30, 2000.

Capital Resources and Liquidity

At June 30, 2000, we had current assets of $1,991 and total assets of $36,991. These assets consist of cash on hand of $1,991 and $35,000 for a license agreement. Net stockholders' equity in EnterNet was $1,991 at June 30, 2000. We remain in the development stage and, since inception, have experienced no significant change in liquidity, capital resources or shareholders' equity.

Cash flow provided from the issuance of common stock was $5,000 for the period ending June 30, 2000. In March 2000, a total of 500,000 shares of common stock were issued as result of two subscription agreements. The shares were issued at $0.01, and we received $5,000 as a result of the issuance. Organizational expenses of $3,009 were funded by these shareholder subscriptions and expensed to operations. In addition, in June 2000 we received a cash advance from a major shareholder of $35,000. This amount is unsecured, non-interest bearing and is due on June 15, 2001. This amount was used to acquire the distribution rights of the VitaMineralHerb.com product.

The first step in our business plan is to determine the feasibility of selling VitaMineralHerb.com products to targeted markets. Should we determine that this business plan is feasible, we intend to employ a salesperson to call on medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers to interest these professionals in selling to their clients high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products. These professionals would sell the products to their clients via the Internet.

In order to determine the feasibility of our business plan, during the 1st quarter of 2001 we will conduct market research relating to the viability of our target markets. Should we determine that the exploitation of our VitaMineralHerb.com license is feasible, we will engage a salesperson to market the products. We believe that during the calendar year 2001, we will need a capital infusion of approximately $100,000 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital infusion is intended to cover costs of our marketing survey, advertising, hiring and paying one salesperson, repaying our $35,000 loan to obtain the VitaMineralHerb.com license, and administrative expenses. We believe these costs can be borne out of the proceeds of this offering, if it is fully subscribed. If it is not fully subscribed, we will probably need to obtain additional financing through another offering or capital contributions by current shareholders.

We are conducting this offering, in part, because we believe that an early registration of our equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, we will be in a better position to either conduct a future public offering of securities or to undertake a private placement with registration rights, than if we were a completely private company. Registering our shares will help minimize the liquidity discounts we may otherwise have to take in a future private placement of our equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. We believe that the cost of registering our securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities.

No specific private investors have been identified, but management has general knowledge of an investor class interested in investing in companies that provide a relatively higher likelihood that they will eventually be able to liquidate their investment under Rule 144, as signified by a company that is fully reporting under the Securities Exchange Act of 1934, that can meet the "current public information" requirement of Rule 144(c), and that has reliable, audited financial statements of the type commonly submitted to satisfy the reporting requirements of the Securities Exchange Act of 1934.

We believe that the proceeds of this  offering,  together  with  projected  cash flows from operations, will be sufficient to satisfy contemplated cash requirements for at least twelve (12) months following the consummation of this offering. In the event that plans change, assumptions prove to be inaccurate, or if the proceeds of this offering prove to be insufficient to fund operations and fully implement the our business plan, we could be required to seek additional financing from sources not currently anticipated. We have no current commitments or arrangements with respect to, or immediate sources of, additional financing and it is not anticipated that any existing stockholders or lenders will provide any portion of future financing. Additionally, no assurances can be given that any additional financing, when needed, will be available or available on acceptable terms. Any inability to obtain additional financing when required could have a material adverse effect on our operations, including requiring us to curtail our marketing efforts.

In addition, we may engage in a combination with another business. We cannot predict the extent to which our liquidity and capital resources will be diminished prior to the consummation of a business combination or whether our capital will be further depleted by the operating losses (if any) of the business entity with which we may eventually combine. We have not yet engaged in any discussions concerning potential business combinations.

                             DESCRIPTION OF PROPERTY

We currently maintain limited office space, occupied by Ruairidh Campbell, for which no rent is paid. Our address is 1403 East 900 South, Salt Lake City, Utah 84105 and the phone number is (801) 582-9609. We do not believe that we will need to obtain additional office space at any time in the foreseeable future and do not anticipate a need for additional office space until our business plan is implemented.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, no Director, Executive Officer, nominee for election as a Director of EnterNet, or an owner of five percent of more of EnterNet's outstanding shares, or any member of their immediate family, has entered into any related transaction.

On March 15, 2000, EnterNet issued 500,000 shares of common stock at $0.01 for a total of $5,000. 250,000 shares were issued to Wolf Fiedler and 250,000 shares were issued to Ruairidh Campbell, both of whom were either Officers or Directors at the time of issuance.

On June 16, 2000, EnterNet executed a Promissory Note in the amount of $35,000 to be paid no later than June 15, 2001 in favor of Wolf Fiedler, a principal shareholder. This amount is unsecured and non-interest bearing.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for EnterNet's securities. We have no common equity subject to outstanding purchase options or warrants. We have no securities convertible into common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that EnterNet has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered.

We plan to become listed on the NASDAQ Over the Counter Bulletin Board (OTC:BB), but there can be no absolute assurance that we will become listed on the OTC:BB. However, we will contact market-makers to determine their interest in making a market in our stock, and we will work with such market maker to file the appropriate disclosure documents under Rule 15c2-11, to obtain an appropriate transfer agent and CUSIP numbers for the stock, and to comply with applicable NASD regulations for listing on the OTC BB.

As of June 30, 2000, there were 500,000 shares of common stock outstanding, held by 2 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, 10,000,000 shares of EnterNet's common stock will be eligible for sale.

To date we have not paid any dividends on our common stock and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will depend upon future earnings, if any, financial condition, and other factors as deemed relevant by the Board of Directors.

                             EXECUTIVE COMPENSATION

No Officer or Director has received any remuneration (whether cash, stock, or other non-cash payment) from us. Although there is no current plan in existence, it is possible that we will adopt a plan to pay or accrue compensation to our Officers and Directors for services related to the implementation of our business plan. We have no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of Directors, Officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. We have no employment contract or compensatory plan or arrangement with any executive Officer of EnterNet. The Director currently does not receive any cash compensation for his service as a member of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted (See "Certain Relationships and Related Transactions")

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Mr. Campbell.

                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation                               Long Term Compensation
                                                                                   Awards                          Payouts
                                                                                        Securities
                                                                        Restricted      Underlying
                                                        Other Annual       Stock         Options                         All Other
   Name and Principal              Salary     Bonus     Compensation     Award(s)          SARs         LTIP payouts    Compensation
        Position           Year      ($)       ($)           ($)            ($)            (#)              ($)              ($)
Ruairidh Campbell,         2000      0         -             -             -                -                -                -
President, Secretary,      1999      0         -             -             -                -                -                -
Treasurer, Director        1998      0         -             -             -                -                -                -

Until July 31, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Compensation of Directors

The Company's director is not compensated for any meeting of the board of directors which he attends.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS OF ACCOUNTING AND
                              FINANCIAL DISCLOSURE

Since our inception, there have been no changes in accountants nor have there been any disagreements with our current accountants regarding any matter of account principles or practices, financial statement disclosure, or auditing scope or procedure.














                 [THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

                                 ENTERNET, INC.
                         (A Development Stage Company)
                              Financial Statements
                                 June 30, 2000

                                                                  ENTERNET, INC.
                                                   (A Development Stage Company)
                                                   Index to Financial Statements
--------------------------------------------------------------------------------





                                                                           Page


Independent Auditors' Report                                                F-2


Balance Sheet                                                               F-3


Statement of Operations                                                     F-4


Statement of Stockholders' Equity                                           F-5


Statement of Cash Flows                                                     F-6


Notes to Financial Statements                                               F-7

To the Stockholders' and
Board of Directors of
EnterNet, Inc.


We have audited the accompanying balance sheet of EnterNet, Inc. (a development stage company), as of June 30, 2000 and the related statements of operations and stockholders' equity, and cash flows for the period from June 12, 2000 (date of inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnterNet, Inc. (a development stage company), as of June 30, 2000 and the results of its operations and its cash flows for the period from June 12, 2000 (date of inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's revenue generating activities are not in place and the Company has incurred a loss. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  TANNER + CO.
--------------------------
Salt Lake City, Utah
July 6, 2000


                                                                  ENTERNET, INC.
                                                   (A Development Stage Company)
                                                                   Balance Sheet

                                                                   June 30, 2000
--------------------------------------------------------------------------------





              Assets
Current assets - cash                                                                   $            1,991
License agreement, net                                                                              35,000
                                                                                        ------------------

                                                                                        $           36,991
                                                                                        ==================

----------------------------------------------------------------------------------------------------------

              Liabilities and Stockholders' Equity

Current liabilities - related party payable                                             $           35,000
                                                                                        ------------------

Commitments                                                                                              -

Stockholders' equity:
     Preferred stock, $.001 par value, 5,000,000 shares
       authorized, no shares issued or outstanding                                                       -
     Common stock, $.001 par value, 45,000,000 shares
       authorized, 500,000 shares issued and outstanding                                               500
     Additional paid-in capital                                                                      4,500
     Deficit accumulated during the development stage                                               (3,009)
                                                                                        ------------------

                  Total stockholders' equity                                                         1,991
                                                                                        ------------------

                                                                                        $           36,991
                                                                                        ==================




See accompanying notes to financial statements.
                                                                             F-3


                                                                  ENTERNET, INC.
                                                   (A Development Stage Company)
                                                         Statement of Operations

                              June 12, 2000 (Date of Inception) to June 30, 2000
--------------------------------------------------------------------------------


Revenues                                                                                $                -

General and administrative costs                                                                     3,009
                                                                                        ------------------

                  Loss before income taxes                                                          (3,009)

Provision for income taxes                                                                               -
                                                                                        ------------------

                  Net loss                                                              $           (3,009)
                                                                                        ==================

Loss per common share - basic and diluted                                               $             (.01)
                                                                                        ==================

Weighted average common shares - basic and diluted                                                 500,000
                                                                                        ==================



See accompanying notes to financial statements.
                                                                             F-4

                                                                  ENTERNET, INC.
                                                 (A Developmental Stage Company)
                                               Statement of Stockholders' Equity
                              June 12, 2000 (Date of Inception) to June 30, 2000
--------------------------------------------------------------------------------

                                                                              Additional
                                  Preferred Stock         Common Stock         Paid-in      Accumulated
                                  Shares    Amount     Shares      Amount      Capital        Deficit           Total
                                  -------------------------------------------------------------------------------------
Balance at June 12, 2000 (date
of inception)                          -   $    -           -   $       -     $      -       $        -       $      -

Issuance of common stock for
  cash                                 -        -     500,000         500        4,500                -          5,000

Net loss                               -        -           -           -            -           (3,009)        (3,009)
                                  ------   -------    -------   ---------     --------       ----------       --------
Balance at June 30, 2000               -   $    -     500,000   $     500     $  4,500       $   (3,009)      $  1,991
                                  ======   =======    =======   =========     ========       ==========       ========

See accompanying notes to financial statements.
                                                                             F-5

                                                                  ENTERNET, INC.
                                                   (A Development Stage Company)
                                                         Statement of Cash Flows

                              June 12, 2000 (Date of Inception) to June 30, 2000
--------------------------------------------------------------------------------






Cash flows from operating activities-
     net loss                                                $           (3,009)
                                                             ------------------

Cash flows from investing activities-
     purchase of license agreement                                      (35,000)
                                                             ------------------

Cash flows from financing activities-
     Issuance of common stock                                             5,000
     Proceeds from related party payable                                 35,000
                                                             ------------------

                  Net cash provided by
                  financing activities                                   40,000
                                                             ------------------

Net increase in cash                                                      1,991

Cash, beginning of period                                                     -
                                                             ------------------

Cash, end of period                                          $            1,991
                                                             ==================



See accompanying notes to financial statements.
                                                                             F-6

                                                                  ENTERNET, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements

                                                                   June 30, 2000
--------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies

Organization
The Company was organized under the laws of the State of Nevada on March 16, 2000 and had no significant operations or activity until June 12, 2000 (date of inception). The Company plans to market vitamins, minerals, nutritional supplements and other health and fitness products over the internet; however, the Company has not commenced planned principal operations. The Company proposes to seek business ventures which will allow for long-term growth. Further, the Company is considered a development stage company as defined in SFAS No. 7 and has not, thus far, engaged in business activities of any kind. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.


Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.


Income Taxes
Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting, principally related to net operating loss carryforwards.


Earnings Per Share
The computation of basic earning per common share is based on the weighted average number of shares outstanding during each period.


The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period. The Company does not have any stock options or warrants outstanding at June 30, 2000.

                                                                  ENTERNET, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------



1.   Organization and Summary of Significant Accounting Policies (Continued)

Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Going Concern

As of June 30, 2000, the Company's revenue generating activities are not in place, and the Company has incurred a loss for the period then ended. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management intends to seek additional funding through debt and/or equity financing. There can be no assurance that such funds will be available to the Company, or available on terms of acceptable to the Company.


3.   License Agreement

The Company has a license agreement to sell certain nutritional supplements and other health and fitness products in specific territories. The agreement will be amortized over its term, which is three years and will be reviewed periodically for impairment under the provision of SFAS 121. The agreement also requires an annual maintenance fee (which will be expensed as incurred) of $500 beginning in June of 2001 and payments to the licensor of 10% of gross sales. The agreement expires in June 2003.


4.   Related Party Payable

The related party payable consists of cash advances from a major shareholder. The amounts are unsecured, non-interest bearing and are due on June 15, 2001.

                                                                  ENTERNET, INC.
                                                   (A Development Stage Company)
                                                   Notes to Financial Statements
                                                                       Continued

--------------------------------------------------------------------------------


5.   Income Taxes

The difference between income taxes at statutory rates and the amount presented in the financial statements is a result of an increase in the valuation allowance to offset the deferred tax asset related to the net operating loss carryforward.


The Company has net operating loss carryforwards of approximately $3,000, which begin to expire in the year 2020. The amount of net operating loss carryforward that can be used in any one year will be limited by significant changes in the ownership of the Company and by the applicable tax laws which are in effect at the time such carryforwards can be utilized.


6.   Supplemental Cash Flow Information

No amounts were paid for interest or income taxes during the period from June 12, 2000 (date of inception) to June 30, 2000.


7.   Preferred Stock

The Company has authorized up to 5,000,000 shares of preferred stock with a par value of $.001 per share. The preferred stock can be issued in various series with varying dividend rates and preferences. At June 30, 2000 there are no issued series or shares of preferred stock.


8.   Recent Accounting Pronouncements

In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective date of FASB Statements No. 133." SFAS 133 establishes accounting and reporting standards of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS 133 is now effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

EnterNet's Articles of Incorporation, Article 8, filed as Exhibit 3.1, provide that it must indemnify its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of EnterNet or a fiduciary of an employee benefit plan, or is or was serving at the request of EnterNet as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 78.751 of the Nevada Revised Statutes provides for indemnification of the Company's officers and directors in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

Section 78.751 of the Nevada Revised Statutes states the following:

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify an person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonable entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a)  By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provision of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

The effect of these provisions is potentially to indemnify EnterNet's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with EnterNet. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of. (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The Bylaws, Section 6.09, of EnterNet, filed as Exhibit 3.2, provide that it will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of EnterNet, absent a finding of negligence or misconduct in office. The Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not EnterNet has the power to indemnify such person against liability for any of those acts.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The securities are being registered in connection with the public offering of 10,000,000 shares of our common stock, and all of the following expenses will be born by EnterNet. The amounts set forth are estimates except for the SEC registration fee:

                                                           Amount to be Paid
                                                             ---------------
         SEC registration fee                                     $       35
         Printing and engraving expenses                                   0
         Attorneys' fees and expenses                                  8,000
         Accountants' fees and expenses.                               1,500
         Transfer agent's and registrar's fees and expenses.             500
         Miscellaneous                                                   965
                                                              --------------
         Total                                                    $   11,000

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of EnterNet securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On March 15, 2000 EnterNet issued a total of $500,000 shares of common stock in exchange for a total of $5,000 in cash, representing a purchase price of One Cent ($0.01) per share. 250,000 shares were issued to Ruairidh Campbell in exchange for $2,500 in cash, and 250,000 shares were issued to Wolf Fiedler in exchange for $2,500 in cash. EnterNet relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended, based on the following factors
(1) the issuance was an isolated private transaction by EnterNet which did not involve a public offering; (2) there were only two offerees who were officers and directors of EnterNet, (3) the stock certificates were stamped with a restrictive legend which stated substantially the following language: "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold, or otherwise transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer, that registration is not required under the Act"; (4) the offerees will not resell the stock but will continue to hold it for at least one year; (5) there were no subsequent or contemporaneous public offering of the stock; (6) the stock was not broken down into smaller denominations; (7) the negotiations for the sale of the stock took place directly between the offerees and EnterNet.

                                INDEX TO EXHIBITS

The following exhibits are filed as part of this Registration Statement.

Exhib.  Page
No.     No.         Description
-----   ----        -----------

3(i)    *           Articles  of  Incorporation  of  EnterNet,  Inc.,  a  Nevada
                    corporation, filed with the State of Nevada on March 16, 2000.

3(ii)   *           By-laws of the Company adopted on March 15, 2000.

4(i)    *           Specimen Stock Certificate.

4(ii)   *           Subscription  Agreement  between the  Company  and  Ruairidh
                    Campbell dated March 16, 2000.

4(iii)  *           Subscription  Agreement between the Company and Wolf Fiedler dated March 16, 2000.

5       *           Opinion Letter dated July 25, 2000.

10(i)   *           License  Agreement  between  VitaMineralHerb.com  Corp.  and
                    EnterNet, Inc., dated June 22, 2000.

10(ii)  *           Promissory  Note between the Company and Wolf Fiedler  dated
                    June 16, 2000.

23(i)   39          Consent of Certified Public Accountant dated July 26, 2000.

23(ii)  *           Consent of Counsel (See Exhibit 5).

27      40          Financial Data Schedule "CE"

* Incorporated by reference to EnterNet, Inc's Form SB-2 Filed with the Securities and Exchange Commission on July 28, 2000






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                                       36

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                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     o File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     o    Include any prospectus  required by section 10(a)(3) of the Securities
          Act;

     o Reflect in the prospects any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

     o Include any additional or changed material information on the plan of distribution.

     o File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     o For determining liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the Registration Statement pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     o For determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and the offering of such securities at the time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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                                       37

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                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Salt Lake City, Utah, on September 25, 2000.

                                       EnterNet, Inc. (Registrant)


                                       By: /s/  Ruairidh Campbell
                                           ----------------------
                                       Ruairidh Campbell, President

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates states.

Signature                      Title                       Date
---------                      -----                       ----

/s/  Ruairidh Campbell
----------------------         President, Secretary,       September 25, 2000
Ruairidh Campbell              Treasurer and Director

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